Exhibit 99.1
News Release
Pentair Reports Fourth Quarter and Full Year 2019 Results

•	Fourth quarter sales of $755 million; full year 2019 sales of $2.96 billion.

•	Fourth quarter GAAP EPS of $0.61 and adjusted EPS of $0.68; full year 2019 GAAP EPS of $2.12 and adjusted EPS of $2.38.

•	The company introduces its 2020 GAAP EPS guidance of approximately $2.36 to $2.41 and on an adjusted basis of approximately $2.50 to $2.55.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — January 28, 2020 — Pentair plc (NYSE: PNR) today announced fourth quarter 2019 sales of $755 million. Sales were up 2 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 1 percent in the fourth quarter. Fourth quarter 2019 earnings per diluted share from continuing operations (“EPS”) were $0.61 compared to $0.54 in the fourth quarter of 2018. On an adjusted basis, the company reported EPS of $0.68 compared to $0.60 in the fourth quarter of 2018. Segment income, adjusted net income, free cash flow, and adjusted EPS are described in the attached schedules.
Fourth quarter 2019 operating income was $122 million, up 8 percent compared to operating income for the fourth quarter of 2018, and return on sales (“ROS”) was 16.2 percent, an increase of 90 basis points when compared to the fourth quarter of 2018. On an adjusted basis, the company reported segment income of $141 million for the fourth quarter, up 5 percent compared to segment income for the fourth quarter of 2018, and ROS was 18.6 percent, an increase of 50 basis points when compared to the fourth quarter of 2018.
Full year net cash provided by operating activities of continuing operations was $345 million and free cash flow from continuing operations was $287 million.
Pentair paid dividends of $0.18 per share in the fourth quarter of 2019. Pentair previously announced on December 9, 2019 that its Board of Directors approved a 6 percent increase in the company’s regular quarterly cash dividend rate (from $0.18 per share to $0.19 per share) that it will pay on February 7, 2020 to shareholders of record at the close of business on January 24, 2020. 2020 will mark the 44th consecutive year that Pentair has increased its dividend.
John L. Stauch, Pentair’s President and Chief Executive Officer commented: “We are very pleased to deliver fourth quarter and full year results in line with our expectations. During 2019, we completed two strategic acquisitions that allowed us to move closer to the consumer. We made great strides in accelerating our growth investments around marketing, brand building and innovation.”
“In addition, we finalized a detailed North America segmentation analysis that has provided us information on how consumers make purchase decisions, in essence, codifying the customer journeys with Pentair and our products. This segmentation data helped inform us to re-organize into two reporting segments, Consumer Solutions, which are business-to-consumer related businesses, and Industrial & Flow Technologies, which are primarily business-to-business oriented. This new segment structure is focused on better alignment around our product and service offerings by customer type to maximize the customer experience and drive profitable growth.”
“Despite macro challenges in 2019, we made great progress with respect to our vision to build a high-performance growth culture. Our outlook for 2020 reflects us returning to growth and we continue to have a strong balance sheet to fund our most attractive growth opportunities, both organically and inorganically, while also returning capital to our shareholders. We continue to invest in our top priorities and have made solid progress in further positioning Pentair as a leading water treatment company.”

(more)

OUTLOOK
The company introduces its 2020 GAAP EPS guidance of $2.36 to $2.41 and on an adjusted basis of $2.50 to $2.55. The company anticipates full year 2020 sales up approximately 1 to 3 percent on a reported basis and up approximately 2 to 4 percent on a core basis. The company expects to deliver full year free cash flow greater than 100 percent of net income.
In addition, the company introduces first quarter 2020 GAAP EPS from continuing operations guidance of $0.44 to $0.47 and on an adjusted EPS basis of $0.48 to $0.51. The company expects first quarter sales to be up approximately 3 to 5 percent on a reported basis and up approximately 4 to 6 percent on a core basis compared to first quarter 2019.
EARNINGS CONFERENCE CALL
Pentair President and Chief Executive Officer John L. Stauch and Chief Financial Officer Mark C. Borin will discuss the company’s fourth quarter and full year 2019 results on a two-way conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of the company’s website, www.pentair.com, shortly before the call begins.
Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentations, each of which can be found on Pentair’s website. The webcast and presentations will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include overall global economic and business conditions impacting our business, including the strength of housing and related markets; demand, competition and pricing pressures in the markets we serve; volatility in currency exchange rates; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, finance, complete and integrate acquisitions; the ability to successfully integrate the Aquion and Pelican Water Systems acquisitions; the ability to achieve the benefits of our restructuring plans and cost reduction initiatives; risks associated with operating foreign businesses; the impact of material cost and other inflation; the impact of seasonality of sales and weather conditions; our ability to comply with laws and regulations; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; the ability to realize the anticipated benefits from the separation of nVent Electric plc from Pentair; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018. All forward-looking statements speak only as of the date of this release. Pentair plc assumes no obligation, and disclaims any obligation, to update the information contained in this release.

ABOUT PENTAIR PLC
At Pentair, we believe the health of our world depends on reliable access to clean, safe water. We deliver a comprehensive range of smart, sustainable water solutions to homes, business and industry around the world. Our industry leading and proven portfolio of solutions enables our customers to access clean, safe water. Whether it’s improving, moving or enjoying water, we help manage the world’s most precious resource. Smart, Sustainable, Water Solutions. For Life.
Pentair had revenue in 2019 of $3 billion, and trades under the ticker symbol PNR. With approximately 120 locations in 25 countries and 10,000 employees, we believe that the future of water depends on us. To learn more, visit Pentair.com.

(more)

PENTAIR CONTACTS:

Jim Lucas	Rebecca Osborn
Senior Vice President, Investor Relations and Treasurer	Senior Manager, External Communications
Direct: 763-656-5575	Direct: 763-656-5589
Email: jim.lucas@pentair.com	Email: rebecca.osborn@pentair.com

(more)

Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Twelve months ended
In millions, except per-share data	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net sales	$755.2	$740.5	$2,957.2	$2,965.1
Cost of goods sold	481.0	472.5	1,905.7	1,917.4
Gross profit	274.2	268.0	1,051.5	1,047.7
% of net sales	36.3%	36.2%	35.6%	35.3%
Selling, general and administrative	134.2	135.3	540.1	534.3
% of net sales	17.8%	18.3%	18.3%	18.0%
Research and development	17.7	19.7	78.9	76.7
% of net sales	2.3%	2.7%	2.7%	2.6%
Operating income	122.3	113.0	432.5	436.7
% of net sales	16.2%	15.3%	14.6%	14.7%
Other expense (income):
Loss (gain) on sale of businesses	1.1	0.9	(2.2)	7.3
Loss on early extinguishment of debt	—	—	—	17.1
Other expense (income)	8.8	1.6	(2.9)	(0.1)
Net interest expense	6.5	4.7	30.1	32.6
% of net sales	0.9%	0.6%	1.0%	1.1%
Income from continuing operations before income taxes	105.9	105.8	407.5	379.8
Provision for income taxes	3.0	11.6	45.8	58.1
Effective tax rate	2.8%	11.0%	11.2%	15.3%
Net income from continuing operations	102.9	94.2	361.7	321.7
(Loss) income from discontinued operations, net of tax	(5.1)	(1.3)	(6.0)	25.7
Net income	$97.8	$92.9	$355.7	$347.4
Earnings (loss) per ordinary share
Basic
Continuing operations	$0.61	$0.55	$2.14	$1.83
Discontinued operations	(0.03)	(0.01)	(0.04)	0.15
Basic earnings per ordinary share	$0.58	$0.54	$2.10	$1.98
Diluted
Continuing operations	$0.61	$0.54	$2.12	$1.81
Discontinued operations	(0.03)	(0.01)	(0.03)	0.15
Diluted earnings per ordinary share	$0.58	$0.53	$2.09	$1.96
Weighted average ordinary shares outstanding
Basic	168.2	172.9	169.4	175.8
Diluted	169.3	174.0	170.4	177.3
Cash dividends paid per ordinary share	$0.18	$0.175	$0.72	$1.05

(more)

Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2019	December 31, 2018
In millions
Assets
Current assets
Cash and cash equivalents	$82.5	$74.3
Accounts and notes receivable, net	502.9	488.2
Inventories	377.4	387.5
Other current assets	99.1	89.4
Total current assets	1,061.9	1,039.4
Property, plant and equipment, net	283.2	272.6
Other assets
Goodwill	2,258.3	2,072.7
Intangibles, net	339.2	276.3
Other non-current assets	196.9	145.5
Total other assets	2,794.4	2,494.5
Total assets	$4,139.5	$3,806.5
Liabilities and Equity
Current liabilities
Accounts payable	$325.1	$378.6
Employee compensation and benefits	71.0	111.7
Other current liabilities	352.9	328.4
Total current liabilities	749.0	818.7
Other liabilities
Long-term debt	1,029.1	787.6
Pension and other post-retirement compensation and benefits	96.4	90.0
Deferred tax liabilities	104.4	105.9
Other non-current liabilities	206.7	168.2
Total liabilities	2,185.6	1,970.4
Equity	1,953.9	1,836.1
Total liabilities and equity	$4,139.5	$3,806.5

(more)

Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Years ended December 31
In millions	2019	2018
Operating activities
Net income	$355.7	$347.4
Loss (income) from discontinued operations, net of tax	6.0	(25.7)
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(3.5)	(8.4)
Depreciation	48.3	49.7
Amortization	31.7	34.9
(Gain) loss on sale of businesses	(2.2)	7.3
Deferred income taxes	(18.4)	(4.1)
Share-based compensation	21.4	20.9
Trade name and other impairment	21.2	12.0
Loss on early extinguishment of debt	—	17.1
Pension and other post-retirement expense	1.9	13.2
Pension and other post-retirement contributions	(20.9)	(8.9)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(17.5)	(15.3)
Inventories	13.6	(40.1)
Other current assets	(18.4)	31.2
Accounts payable	(63.6)	58.3
Employee compensation and benefits	(19.1)	(22.8)
Other current liabilities	(0.4)	(3.3)
Other non-current assets and liabilities	9.4	(5.3)
Net cash provided by operating activities of continuing operations	345.2	458.1
Net cash provided by (used for) operating activities of discontinued operations	7.8	(19.0)
Net cash provided by operating activities	353.0	439.1
Investing activities
Capital expenditures	(58.5)	(48.2)
Proceeds from sale of property and equipment	0.6	0.2
Proceeds from (payments due to) sale of businesses	15.3	(12.8)
Acquisitions, net of cash acquired	(287.8)	(0.9)
Other	(1.5)	—
Net cash used for investing activities of continuing operations	(331.9)	(61.7)
Net cash used for investing activities of discontinued operations	—	(7.1)
Net cash used for investing activities	(331.9)	(68.8)
Financing activities
Net receipts of commercial paper and revolving long-term debt	51.5	39.7
Proceeds from long-term debt	600.0	—
Repayments of long-term debt	(401.5)	(675.1)
Premium paid on early extinguishment of debt	—	(16.0)
Distribution of cash from nVent, net of cash transferred	—	919.4
Shares issued to employees, net of shares withheld	12.5	13.3
Repurchases of ordinary shares	(150.0)	(500.0)
Dividends paid	(122.7)	(187.2)
Other	(6.9)	(2.0)
Net cash used for financing activities	(17.1)	(407.9)
Change in cash held for sale	—	27.0
Effect of exchange rate changes on cash and cash equivalents	4.2	(1.4)
Change in cash and cash equivalents	8.2	(12.0)
Cash and cash equivalents, beginning of year	74.3	86.3
Cash and cash equivalents, end of year	$82.5	$74.3

(more)

Pentair plc and Subsidiaries
Reconciliation of the GAAP operating activities cash flow to the non-GAAP free cash flow (Unaudited)

	Years ended December 31
In millions	2019	2018
Net cash provided by operating activities of continuing operations	$345.2	$458.1
Capital expenditures	(58.5)	(48.2)
Proceeds from sale of property and equipment	0.6	0.2
Free cash flow from continuing operations	$287.3	$410.1
Net cash provided by (used for) operating activities of discontinued operations	7.8	(19.0)
Capital expenditures of discontinued operations	—	(7.4)
Proceeds from sale of property and equipment of discontinued operations	—	2.3
Free cash flow	$295.1	$386.0

(more)

Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2019
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Aquatic Systems	$220.5	$270.6	$218.7	$275.5	$985.3
Filtration Solutions	239.3	285.6	273.5	268.5	1,066.9
Flow Technologies	228.7	243.0	221.0	210.9	903.6
Other	0.4	0.3	0.4	0.3	1.4
Consolidated	$688.9	$799.5	$713.6	$755.2	$2,957.2
Segment income (loss)
Aquatic Systems	$52.4	$76.8	$54.8	$84.9	$268.9
Filtration Solutions	33.7	50.0	45.1	42.5	171.3
Flow Technologies	30.1	41.9	37.9	28.5	138.4
Other	(17.5)	(14.6)	(15.0)	(15.2)	(62.3)
Consolidated	$98.7	$154.1	$122.8	$140.7	$516.3
Return on sales
Aquatic Systems	23.8%	28.4%	25.1%	30.8%	27.3%
Filtration Solutions	14.1%	17.5%	16.5%	15.8%	16.1%
Flow Technologies	13.2%	17.2%	17.1%	13.5%	15.3%
Consolidated	14.3%	19.3%	17.2%	18.6%	17.5%

Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2018
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Aquatic Systems	$240.4	$276.2	$232.7	$276.8	$1,026.1
Filtration Solutions	251.6	262.1	240.4	246.9	1,001.0
Flow Technologies	240.3	241.9	238.0	216.5	936.7
Other	0.3	0.4	0.3	0.3	1.3
Consolidated	$732.6	$780.6	$711.4	$740.5	$2,965.1
Segment income (loss)
Aquatic Systems	$60.0	$79.6	$59.9	$78.1	$277.6
Filtration Solutions	33.7	52.3	38.4	44.1	168.5
Flow Technologies	38.7	44.4	36.6	25.9	145.6
Other	(15.4)	(12.2)	(13.1)	(14.2)	(54.9)
Consolidated	$117.0	$164.1	$121.8	$133.9	$536.8
Return on sales
Aquatic Systems	25.0%	28.8%	25.7%	28.2%	27.1%
Filtration Solutions	13.4%	20.0%	16.0%	17.9%	16.8%
Flow Technologies	16.1%	18.4%	15.4%	12.0%	15.5%
Consolidated	16.0%	21.0%	17.1%	18.1%	18.1%

(more)

Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2019 to the non-GAAP excluding the effect of 2019 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$688.9	$799.5	$713.6	$755.2	$2,957.2
Operating income	67.6	133.8	108.8	122.3	432.5
% of net sales	9.8%	16.7%	15.2%	16.2%	14.6%
Adjustments:
Restructuring and other	1.1	6.7	5.9	7.3	21.0
Intangible amortization	8.2	8.3	7.6	7.6	31.7
Asset impairment	15.3	2.9	—	3.0	21.2
Inventory step-up	1.7	0.5	—	—	2.2
Deal related costs and expenses	4.2	—	—	—	4.2
Equity income of unconsolidated subsidiaries	0.6	1.9	0.5	0.5	3.5
Segment income	98.7	154.1	122.8	140.7	516.3
Return on sales	14.3%	19.3%	17.2%	18.6%	17.5%
Net income from continuing operations—as reported	52.4	115.1	91.3	102.9	361.7
(Gain) loss on sale of businesses	(3.5)	0.1	0.1	1.1	(2.2)
Pension and other post-retirement mark-to-market (gain) loss	—	(12.2)	0.4	8.4	(3.4)
Adjustments to operating income	30.5	18.4	13.5	17.9	80.3
Income tax adjustments	(5.4)	(3.8)	(7.4)	(14.8)	(31.4)
Net income from continuing operations—as adjusted	$74.0	$117.6	$97.9	$115.5	$405.0
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.30	$0.68	$0.54	$0.61	$2.12
Adjustments	0.13	0.01	0.04	0.07	0.26
Diluted earnings per ordinary share—as adjusted	$0.43	$0.69	$0.58	$0.68	$2.38

(more)

Pentair plc and Subsidiaries
Reconciliation of the GAAP year ending December 31, 2020 to the non-GAAP excluding the effect of 2020 adjustments (Unaudited)

	Forecast
In millions, except per-share data	First Quarter		Full Year
Net sales	approx	Up 3 - 5%	approx	Up 1 - 3%
Operating income	approx	Up 47 - 53%	approx	Up 15 - 19%
Adjustments:
Intangible amortization	approx	$7	approx	$28
Equity income of unconsolidated subsidiaries	approx	$1	approx	$4
Segment income	approx	Up 9 - 13%	approx	Up 3 - 6%

Net income from continuing operations—as reported	approx	$75 - $81	approx	$397 - $408
Adjustments to operating income	approx	7	approx	28
Income tax adjustments	approx	(1)	approx	(5)
Net income from continuing operations—as adjusted	approx	$81 - $87	approx	$420 - $431
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	approx	$0.44 - $0.47	approx	$2.36 - $2.41
Adjustments	approx	0.04	approx	0.14
Diluted earnings per ordinary share—as adjusted	approx	$0.48 - $0.51	approx	$2.50 - $2.55

(more)

Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment
For the Quarter and Year Ended December 31, 2019 (Unaudited)

	Q4 Net Sales Growth				Full Year Net Sales Growth
	Core	Currency	Acq. / Div.	Total	Core	Currency	Acq. / Div.	Total
Total Pentair	(0.6)%	(0.7)%	3.3%	2.0%	(1.3)%	(1.5)%	2.5%	(0.3)%
Aquatic Systems	0.6%	(0.3)%	(0.8)%	(0.5)%	(2.8)%	(0.4)%	(0.8)%	(4.0)%
Filtration Solutions	(1.7)%	(1.2)%	11.6%	8.7%	(0.7)%	(2.4)%	9.7%	6.6%
Flow Technologies	(1.0)%	(0.8)%	(0.7)%	(2.5)%	(0.4)%	(1.5)%	(1.6)%	(3.5)%

Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment
For the Quarter Ending March 31, 2020 and Year Ending December 31, 2020 (Unaudited)

Forecast
		Q1 Net Sales Growth				Full Year Net Sales Growth
		Core	Currency	Acq. / Div.	Total	Core	Currency	Acq. / Div.	Total
Total Pentair	approx	4 - 6%	(1) %	— %	3 - 5%	2 - 4%	— %	(1) %	1 - 3%

(more)

Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2018 to the non-GAAP excluding the effect of 2018 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$732.6	$780.6	$711.4	$740.5	$2,965.1
Operating income	92.7	122.6	108.4	113.0	436.7
% of net sales	12.7%	15.7%	15.2%	15.3%	14.7%
Adjustments:
Restructuring and other	5.6	19.0	3.5	3.7	31.8
Intangible amortization	9.3	9.1	8.6	7.9	34.9
Tradename and other impairment	—	6.0	—	6.0	12.0
Corporate allocations	8.8	2.2	—	—	11.0
Deal related costs and expenses	—	—	—	2.0	2.0
Equity income of unconsolidated subsidiaries	0.6	5.2	1.3	1.3	8.4
Segment income	117.0	164.1	121.8	133.9	536.8
Return on sales	16.0%	21.0%	17.1%	18.1%	18.1%
Net income from continuing operations—as reported	58.4	77.9	91.2	94.2	321.7
Loss on sale of businesses	5.3	0.9	0.2	0.9	7.3
Loss on early extinguishment of debt	—	17.1	—	—	17.1
Interest expense adjustment	6.0	2.4	—	—	8.4
Pension and other post-retirement mark-to-market loss	—	—	2.2	1.4	3.6
Adjustments to operating income	23.7	36.3	12.1	19.6	91.7
Income tax adjustments	(4.5)	(7.1)	(10.3)	(11.5)	(33.4)
Net income from continuing operations—as adjusted	$88.9	$127.5	$95.4	$104.6	$416.4
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.32	$0.44	$0.52	$0.54	$1.81
Adjustments	0.17	0.27	0.02	0.06	0.54
Diluted earnings per ordinary share—as adjusted	$0.49	$0.71	$0.54	$0.60	$2.35